UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/13/2007

LeMaitre Vascular, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33092

Delaware	04-2825458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

63 Second Avenue
Burlington, MA 01803
(Address of principal executive offices, including zip code)

781-221-2266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 8, 2007, Guido J. Neels resigned as a member of the Board of Directors of LeMaitre Vascular, Inc. (the "Company"), as well as from the Audit Committee and the Nominating and Corporate Governance Committee of that Board. This resignation was due to the desire of Mr. Neels to pursue other opportunities and was not the result of any conflict or disagreement between Mr. Neels and the Company, Company management, or any of the other members of the Company's Board of Directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeMaitre Vascular, Inc.

Date: August 13, 2007	By:	/s/ Christopher H. Martin
Christopher H. Martin
Assistant Secretary